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                                                                    EXHIBIT 23.3



                    [T.J. SMITH & COMPANY, INC. LETTERHEAD]



                     CONSENT OF T.J. SMITH & COMPANY, INC.


     We hereby consent to the incorporation by reference in Bargo Energy Company's Registration Statement on Form S-8 of our reserve reports relating to the oil and gas reserves of Bargo Energy Company prepared as of December 31, 1998, as of December 31, 1997 and as of December 31, 1996, and to the reference T.J. Smith & Company, Inc. as experts in the field of petroleum engineering in the Prospectus forming a part of the Registration Statement on Form S-8.


                                                  T.J. Smith & Company, Inc.



                                                  By /s/ T.J. SMITH, P.E.
                                                     -----------------------
                                                         T.J. Smith, P.E.


Houston, Texas
November 18, 1999